Exhibit 99.1

Brightcove Announces Financial Results for Third Quarter Fiscal Year 2017

BOSTON, MA (October 26, 2017) – Brightcove Inc. (Nasdaq: BCOV), the leading provider of cloud services for video, today announced financial results for the third quarter ended September 30, 2017.

“Brightcove is pleased to deliver strong third quarter results that exceeded expectations from both a financial and operational perspective. Over the last few months we have made significant progress executing on our go-to-market strategy and improving the efficiency of our day-to-day operations,” said Andrew Feinberg, Acting Chief Executive Officer of Brightcove.

Feinberg added, “We are seeing exciting customer interest in our latest products, such as Dynamic Delivery, Context Aware Encoding and our new Enterprise Video Suite. Customers are using these products to solve some of the most mission-critical issues facing their businesses and they are quickly realizing the significant value Brightcove can deliver. We believe the strength of our product portfolio and our enhanced go-to-market strategy puts Brightcove in a strong position to capitalize on our market opportunities.”

Third Quarter 2017 Financial Highlights:

•	Revenue for the third quarter of 2017 was $39.5 million, an increase from $38.4 million for the third quarter of 2016. Subscription and support revenue was $36.5 million, compared to $36.2 million for the third quarter of 2016.

•	Gross profit for the third quarter of 2017 was $23.0 million, representing a gross margin of 58%, compared to a gross profit of $24.6 million for the third quarter of 2016. Non-GAAP gross profit for the third quarter of 2017 was $23.7 million, representing a non-GAAP gross margin of 60%, compared to a non-GAAP gross profit of $25.3 million for the third quarter of 2016. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•	Loss from operations was $5.3 million for the third quarter of 2017, compared to a loss from operations of $1.6 million for the third quarter of 2016. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets, executive severance and merger-related expenses, was $2.2 million for the third quarter of 2017, compared to non-GAAP operating income of $913,000 during the third quarter of 2016.

•	Net loss was $5.4 million, or $0.16 per diluted share, for the third quarter of 2017. This compares to a net loss of $1.6 million, or $0.05 per diluted share, for the third quarter of 2016. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, executive severance and merger-related expenses, was $2.2 million for the third quarter of 2017, or $0.06 per diluted share, compared to non-GAAP net income of $847,000 for the third quarter of 2016, or $0.02 per diluted share.

•	Adjusted EBITDA loss was $889,000 for the third quarter of 2017, compared to adjusted EBITDA of $2.0 million for the third quarter of 2016. Adjusted EBITDA excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, executive severance, other income/expense, and the provision for income taxes.

•	Cash flow used in operations was $4.9 million for the third quarter for 2017, compared to cash flow from operations of $2.6 million for the third quarter of 2016.

•	Free cash flow was negative $6.2 million after the company invested $1.3 million in capital expenditures and capitalization of internal-use software during the third quarter of 2017. Free cash flow was $1.2 million for the third quarter of 2016.

•	Cash and cash equivalents were $22.1 million as of September 30, 2017 compared to $28.4 million at June 30, 2017.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Third Quarter and Recent Highlights:

•	Average annual subscription revenue per premium customer was $73,000 in the third quarter of 2017, excluding starter customers who had average annualized revenue of $5,000 per customer. This compares to $70,000 in the comparable period in 2016.

•	Recurring dollar retention rate was 95% in the third quarter of 2017, which was in-line with our historical target of the low to mid 90% range.

•	Ended the quarter with 4,210 customers, of which 2,113 were premium.

•	New enterprise customers and enterprise customers who expanded their relationship during the quarter included: American Express Global Business Travel, Bristol-Myers Squibb, Edmunds.com, GameStop, Hallmark Cards, Mary Kay Cosmetics, NetApp, among others.

•	New media customers and media customers who expanded their relationship during the quarter included: BBC Worldwide, Lionsgate, McClatchy, Premier League Football, Prometheus Global, the publisher of Billboard and Hollywood Reporter, Reelz Channel, UK TV, and Young Hollywood, among others.

•	Foxtel partnered with Brightcove to livestream the Floyd Mayweather vs. Conor McGregor fight on August 27, 2017.

Business Outlook

Based on information as of today, October 26, 2017, the Company is issuing the following financial guidance:

Fourth Quarter 2017:

•	Revenue is expected to be in the range of $39.3 million to $39.8 million, including approximately $2.8 million of professional services revenue.

•	Non-GAAP loss from operations is expected to be in the range of $600,000 to $1.1 million, which excludes stock-based compensation of approximately $1.8 million and the amortization of acquired intangible assets of approximately $700,000.

•	Adjusted EBITDA is expected to be in the range of breakeven to $500,000, which excludes stock-based compensation of approximately $1.8 million, the amortization of acquired intangible assets of approximately $700,000, depreciation expense of approximately $1.1 million and other income/expense and the provision for income taxes of approximately $50,000.

•	Non-GAAP net loss per diluted share is expected to be $0.02 to $0.03, which excludes stock-based compensation of approximately $1.8 million and the amortization of acquired intangible assets of approximately $700,000, and assumes approximately 34.7 million weighted-average shares outstanding.

Full Year 2017:

•	Revenue is expected to be in the range of $155.1 million to $155.6 million. Professional services revenue is expected to be approximately $12.3 million.

•	Non-GAAP loss from operations is expected to be in the range of $10.9 million to $11.4 million, which excludes stock-based compensation of approximately $7.1 million, the amortization of acquired intangible assets of approximately $2.7 million and executive severance of approximately $700,000.

•	Adjusted EBITDA loss is expected to be in the range of $6.3 million to $6.8 million, which excludes stock-based compensation of approximately $7.1 million, the amortization of acquired intangible assets of approximately $2.7 million, depreciation expense of approximately $4.6 million, executive severance of approximately $700,000, and other income/expense and the provision for income taxes of approximately $200,000.

•	Non-GAAP net loss per diluted share is expected to be $0.31 to $0.33, which excludes stock-based compensation of approximately $7.1 million, the amortization of acquired intangible assets of approximately $2.7 million, and executive severance of approximately $700,000, and assumes approximately 34.4 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, October 26, 2017, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13672188. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (Nasdaq: BCOV) is the leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has thousands of customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the fourth fiscal quarter of 2017 and full year 2017, our position to execute on our go-to-market strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; our limited operating history; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets, executive severance and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, executive severance, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Executive severance represents severance paid to the former CEO of the Company. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Phil LeClare

Brightcove, Inc

pleclare@brightcove.com

617-674-6510

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$22,056	$36,813
Accounts receivable, net of allowance	26,296	21,575
Prepaid expenses and other current assets	7,112	5,897

Total current assets	55,464	64,285
Property and equipment, net	9,005	9,264
Intangible assets, net	8,910	10,970
Goodwill	50,776	50,776
Deferred tax asset	123	121
Other assets	931	1,008

Total assets	$125,209	$136,424

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,635	$5,327
Accrued expenses	13,319	15,705
Capital lease liability	334	489
Equipment financing	104	307
Deferred revenue	37,376	34,665

Total current liabilities	57,768	56,493
Deferred revenue, net of current portion	166	91
Other liabilities	1,253	1,644

Total liabilities	59,187	58,228

Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	236,628	230,788
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(843)	(1,172)
Accumulated deficit	(168,927)	(150,583)

Total stockholders’ equity	66,022	78,196

Total liabilities and stockholders’ equity	$125,209	$136,424

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Subscription and support revenue	$36,496	$36,203	$106,266	$105,936
Professional services and other revenue	2,991	2,186	9,546	5,705

Total revenue	39,487	38,389	115,812	111,641
Cost of revenue: (1) (2)
Cost of subscription and support revenue	12,924	11,691	38,180	35,041
Cost of professional services and other revenue	3,580	2,086	10,120	5,453

Total cost of revenue	16,504	13,777	48,300	40,494

Gross profit	22,983	24,612	67,512	71,147

Operating expenses: (1) (2)
Research and development	7,820	7,704	24,293	22,385
Sales and marketing	14,551	13,334	44,356	39,845
General and administrative	5,961	5,126	17,228	14,190
Merger-related	—	—	—	21

Total operating expenses	28,332	26,164	85,877	76,441

Loss from operations	(5,349)	(1,552)	(18,365)	(5,294)
Other income (expense), net	71	(5)	523	(127)

Net loss before income taxes	(5,278)	(1,557)	(17,842)	(5,421)
Provision for income taxes	118	61	305	202

Net loss	$(5,396)	$(1,618)	$(18,147)	$(5,623)

Net loss per share—basic and diluted	$(0.16)	$(0.05)	$(0.53)	$(0.17)

Weighted-average shares—basic and diluted	34,501	33,345	34,270	32,956

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$117	$94	$308	$204
Cost of professional services and other revenue	70	69	189	158
Research and development	384	372	1,132	942
Sales and marketing	690	651	1,953	1,630
General and administrative	557	495	1,712	1,331

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$508	$507	$1,523	$1,523
Research and development	—	32	11	95
Sales and marketing	166	245	525	715

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2017	2016
Operating activities
Net loss	$(18,147)	$(5,623)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	5,607	5,901
Stock-based compensation	5,294	4,265
Provision for reserves on accounts receivable	152	233
Changes in assets and liabilities:
Accounts receivable	(4,816)	(1,441)
Prepaid expenses and other current assets	(1,660)	(1,720)
Other assets	94	(200)
Accounts payable	2,021	(17)
Accrued expenses	(2,874)	1,953
Deferred revenue	2,677	4,278

Net cash (used in) provided by operating activities	(11,652)	7,629

Investing activities
Cash paid for purchase of intangible asset	—	(300)
Purchases of property and equipment, net of returns	(990)	(1,194)
Capitalization of internal-use software costs	(2,091)	(2,940)

Net cash used in investing activities	(3,081)	(4,434)

Financing activities
Proceeds from exercise of stock options	379	4,392
Payments of withholding tax on RSU vesting	(175)	(216)
Proceeds from equipment financing	—	604
Payments on equipment financing	(229)	(196)
Payments under capital lease obligation	(383)	(682)

Net cash (used in) provided by financing activities	(408)	3,902

Effect of exchange rate changes on cash and cash equivalents	384	458

Net (decrease) increase in cash and cash equivalents	(14,757)	7,555
Cash and cash equivalents at beginning of period	36,813	27,637

Cash and cash equivalents at end of period	$22,056	$35,192

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP (Loss) Income From Operations, Non-GAAP Net (Loss) Income and Non-GAAP Net (Loss) Income Per Share

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GROSS PROFIT:
GAAP gross profit	$22,983	$24,612	$67,512	$71,147
Stock-based compensation expense	187	163	497	362
Amortization of acquired intangible assets	508	507	1,523	1,523

Non-GAAP gross profit	$23,678	$25,282	$69,532	$73,032

LOSS FROM OPERATIONS:
GAAP loss from operations	$(5,349)	$(1,552)	$(18,365)	$(5,294)
Stock-based compensation expense	1,818	1,681	5,294	4,265
Merger-related expenses	—	—	—	21
Amortization of acquired intangible assets	674	784	2,059	2,333
Executive severance	700	—	700	—

Non-GAAP (loss) income from operations	$(2,157)	$913	$(10,312)	$1,325

NET LOSS:
GAAP net loss	$(5,396)	$(1,618)	$(18,147)	$(5,623)
Stock-based compensation expense	1,818	1,681	5,294	4,265
Merger-related expenses	—	—	—	21
Amortization of acquired intangible assets	674	784	2,059	2,333
Executive severance	700	—	700	—

Non-GAAP net (loss) income	$(2,204)	$847	$(10,094)	$996

GAAP diluted net loss per share	$(0.16)	$(0.05)	$(0.53)	$(0.17)

Non-GAAP diluted net (loss) income per share	$(0.06)	$0.02	$(0.29)	$0.03

Shares used in computing GAAP diluted net loss per share	34,501	33,345	34,270	32,956
Shares used in computing Non-GAAP diluted net (loss) income per share	34,501	35,554	34,270	34,336

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(5,396)	$(1,618)	$(18,147)	$(5,623)
Other (income) expense, net	(71)	5	(523)	127
Provision for income taxes	118	61	305	202
Merger-related expenses	—	—	—	21
Depreciation and amortization	1,942	1,916	5,607	5,901
Stock-based compensation expense	1,818	1,681	5,294	4,265
Executive severance	700	—	700	—

Adjusted EBITDA	$(889)	$2,045	$(6,764)	$4,893